EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:  Debbie Nalchajian-Cohen                                                                          (559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS

40% INCREASE IN EARNINGS FOR THIRD QUARTER

CLOVIS, CALIFORNIA…October 7, 2002… Central Valley Community Bancorp (OTC Bulletin Board: CVCY), the parent company for Central Valley Community Bank, today announced results for the third quarter of 2002 and for the nine months ended September 30, 2002.

                Central Valley Community Bancorp’s net income for the third quarter of 2002 increased 40% to $770,000, or $0.56 per diluted share, compared to $550,000, or $0.40 per diluted share for the same period in 2001.   For the quarter, the company’s annualized return on average equity was 13.17% and its annualized return on average assets was 1.22%.

                Average assets grew to $253,208,000 during the third quarter of 2002, compared to $208,813,000 for the same period in 2001, an increase of 21%.  Average gross loans grew 32% and average deposits increased 16% for the third quarter of 2002 compared to the same period in 2001.

                For the first nine months of 2002, Central Valley Community Bancorp’s net income increased 16% to $2,062,000, or $1.51 per diluted share, compared to $1,771,000, or $1.32 per diluted share for the comparable period in 2001. For the nine month period in 2002, the company’s annualized return on average equity was 12.36% and its annualized return on average assets was 1.15%.

                Average assets grew to $239,054,000 for the first nine months of 2002, compared to $201,393,000 for the same period in 2002, an increase of 19%.  Average gross loans grew 37% and average deposits increased 13% for the first nine months of 2002 compared to the same period in 2001.

                “2002 has proven to be a fantastic year so far for Central Valley Community Bank.  Thanks to the incredible dedication of our team, directors and support from the community, our third quarter earnings increased 40% over the same period last year.  This positive result follows a very active period for the Bank including relocating our River Park and Fig Garden Village offices into expanded stand-alone facilities; establishing a branch presence in Sacramento specializing in serving private and business banking clients; and lastly introducing the new name for our bank (Central Valley Community Bank),” stated Daniel J. Doyle, President and CEO of Central Valley Community Bank and Central Valley Community Bancorp.

                Central Valley Community Bancorp trades over-the-counter under the symbol CVCY.OB.  Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 under the name Clovis Community Bank, and is the sole subsidiary of Central Valley Community Bancorp. The Bank operates six full-service offices in Clovis, Fresno, Prather, and Sacramento.  Real Estate Lending and SBA Lending Departments are located in Clovis, with an Agribusiness Lending Department located in Fresno.  Investment services, provided by Investment Centers of America are housed at the Bank’s Main office in Clovis and the River Park office in Fresno.  Members of Central Valley Community Bancorp and the Bank’s Boards of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.  Additional information about Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2001.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

(In Thousands Except Share Amounts)

	September 30, 2002	December 31, 2001
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$19,512	$13,863
Interest bearing deposits with other banks	100	100
Federal funds sold	18,864	4,160
Available for sale investment securities (Book value of $62,315 at September 30, 2002 and $58,843 at December31, 2001)	65,460	60,586
Loans less allowance for credit losses of $2,431 at September 30, 2002 and $2,474 at December 31, 2001	154,360	130,797
Equipment leased to others, net	485	1,217
Bank premises and equipment, net	2,872	1,864
Accrued interest receivable and other assets	8,275	6,479
Total assets	$269,928,	$219,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$68,986	$49,016
Interest bearing	163,293	143,116
Total deposits	232,279	192,132
Short-term borrowings	3,000	1,000
Long-term borrowings	8,000	2,000
Accrued interest payable and other liabilities	2,717	3,106
Total liabilities	245,996	198,238

Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized, no shares issued or outstanding
Common stock, no par value; 20,000,000 shares authorized, 1,297,291 and 1,285,357 shares issued and outstanding at September 30, 2002 and December 31, 2001	6,129	6,049
Retained earnings	15,665	13,733
Accumulated other comprehensive income, net of tax	2,138	1,046
Total shareholders’ equity	23,932	20,828
Total liabilities and shareholders’ equity	$269,928	$219,066

CENTRAL VALLEY COMMUNITY BANCORP

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Nine Month Periods Ended September 30, 2002 and 2001

	For the Three Months Ended September 30		For the Nine Months Ended September 30

(In thousands except earnings per share amounts) (Unaudited)	2002	2001	2002	2001

NET INCOME:
Interest and fees on loans	$2,919	$2,647	$8,360	$7,740
Interest on Federal funds sold	57	67	102	207
Interest and dividends on investment securities:
Taxable	666	800	1,954	2,693
Exempt from Federal income taxes	124	120	365	356
Interest on deposits with other banks	1	1	2	4
Total interest income	3,767	3,635	10,783	11,000
INTEREST EXPENSE:
Interest on deposits	601	989	1,797	3,309
Other	89	1	252	11
Total interest expense	690	990	2,049	3,320
Net interest income before provision for credit losses	3,077	2,645	8,734	7,680
PROVISION FOR CREDIT LOSSES	—	50	—	547
Net interest income after provision for credit losses	3,077	2,595	8,734	7,133
NON-INTEREST INCOME:
Service charges	532	279	1,422	844
Rentals from equipment leased to others	214	396	834	1,085
Loan placement fees	85	48	232	144
Net realized gain on sales of investment securities	1	1	27	372
Other income	229	163	614	1,227
Total non-interest income	1,061	887	3,129	3,672
NON-INTEREST EXPENSES:
Salaries and employee benefits	1,652	1,328	4,578	3,915
Occupancy and equipment	319	222	889	673
Depreciation and provision for losses on equipment leased to others	238	309	732	1,061
Other expense	812	781	2,644	2,419
Total non-interest expenses	3,021	2,640	8,843	8,068
Income from continuing operations before income taxes	1,117	842	3,020	2,737
INCOME TAX EXPENSE	347	292	958	966
Income from continuing operations after income taxes	770	550	2,062	1,771

Basic earnings per share	$0.59	$0.42	$1.59	$1.36
Diluted earnings per share	$0.56	$0.40	$1.51	$1.32

	9/30/2002	9/30/2001
Selected Financial Data	(Unaudited)	(Unaudited)

Annualized return on:
Average Assets	1.15%	1.17%
Average Equity	12.36%	12.19%
Net Interest Margin	5.47%	5.74%